Exhibit 5.1

November 27, 2013

Streamline Health Solutions, Inc.

1230 Peachtree St. NE, Suite 1000

Atlanta, Georgia 30309

Re:                             Registration Statement on Form S-3 (No. 333-190045)

Ladies and Gentlemen:

We have acted as counsel to Streamline Health Solutions, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s (i) above-referenced registration statement on Form S-3 (the “Registration Statement”), including the base prospectus contained therein (the “Base Prospectus”), under the Securities Act of 1933, as amended (the “1933 Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”), relating to the sale of up to an aggregate of $37,500,000 of the Company’s common stock, par value $0.01 per share (the “Common Stock”), preferred stock, par value $0.01 per share, warrants and units, (ii) the prospectus included therein (the “Prospectus”), (iii) the preliminary prospectus supplement dated November 14, 2013 (the “Preliminary Prospectus Supplement”) and (iii) the final prospectus supplement, dated November 22, 2013 (the “Final Prospectus Supplement”), together with the Preliminary Prospectus Supplement, the “Prospectus Supplement”) filed with the Commission pursuant to Rue 424(b) of the rules and regulations of the Securities Act of 1933, as amended (the “Securities Act”).  The Prospectus Supplement pertains to an underwritten public offering (the “Offering”) pursuant to a Purchase Agreement with Craig-Hallum Capital Group LLC and the other parties thereto (the “Purchase Agreement”) dated as of November 22, 2013 pursuant to which they have respectively agreed to issue and sell 3,000,000 shares of Common Stock of the Company (the “Firm Shares”), having a maximum offering price to the public of $19,500,000, plus an additional 450,000 shares (the “Over-Allotment Shares”) of Common Stock that may be sold pursuant to the exercise of an over-allotment option (the Firm Shares and the Over-Allotment Shares referred to herein collectively as the “Shares”).  The Purchase Agreement is being filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K to be filed on the date hereof (the “Current Report”).

This opinion is delivered to you pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K of the Commission.  No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Base Prospectus or any prospectus supplement other than as expressly stated herein with respect to the issuance of the Common Stock by the Company.

As the Company’s counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Company’s articles of incorporation and bylaws, each as amended to date; (ii) minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Shares, as provided to us by the Company; (iii) a signed copy of the Registration Statement and a copy of the Prospectus Supplement; (iv) a signed copy of the Purchase Agreement; (v) certificates of public officials and of representatives of the Company; and (vi) statutes and other instruments and documents, as a basis for the opinions hereinafter expressed.  In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (i) the genuineness of all signatures and the legal capacity of all signatories; (ii) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (iii) the proper issuance and accuracy of certificates of public officials and representatives of the Company.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that, the issuance of the Shares to be issued and sold by the Company have been authorized by appropriate corporate action of the Company, and when such Shares of Common Stock have been issued and sold upon the terms and conditions set forth in the Purchase Agreement and the Company has received full payment therefor, such Shares will be validly issued, fully paid and nonassessable.

This opinion is limited to the Delaware General Corporation Law (the “DGCL”) and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions as of the date of this opinion that interpret the DGCL and such provisions of the Delaware Constitution.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report and to the use of our name in the Registration Statement and in the Prospectus Supplements.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Womble Carlyle Sandridge & Rice, LLP